UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 3, 2020

Core Molding Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware

001-12505

31-1481870
(State or other Jurisdiction
of Incorporation)

(Commission
File Number)

(IRS Employer
Identification No.)
800 Manor Park Drive
Columbus
,
Ohio

43228-0183
(Address of Principal Executive Offices)

(Zip Code)
Registrant’s telephone number,

including area code: (
614
)
870-5000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of
the registrant under any of the following provisions:
☐

Written communications pursuant to Rule 425

under the Securities Act (17 CFR 230.425)
☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17

CFR 240.14a-12)
☐

Pre-commencement communications pursuant to Rule 14d

-2(b) under the Exchange Act (17 CFR 240.14d-
2(b))
☐

Pre-commencement communications pursuant to Rule 13e-4(c)

under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class Trading Symbol(s) Name of each exchange on which registered
Common Stock, par value $0.01
CMT
NYSE American

LLC
Preferred Stock purchase rights, par value $0.01
N/A
NYSE American

LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the
Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b

-2 of the Securities Exchange Act of 1934 (§ 240.12b-
2 of this chapter). Emerging growth company
☐

If an emerging growth company,

indicate by check mark if the registrant has elected not to

use the extended
transition period for complying with any new or revised financial accounting standards provided pursuant to Section
13(a) of the Exchange Act

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment
of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 3, 2020, the Compensation Committee of the Board of Directors (the
“Compensation Committee”) and the Board of Directors of Core Molding Technologies, Inc.
(the “Company”) approved the Core Molding Technologies, Inc. Salaried Employee Bonus Plan

(the “Plan”), which sets forth the terms of the fiscal 2020 annual incentive bonus opportunity for eligible salaried employees of the Company (“Eligible Employees”). Under the Plan, Eligible
Employees will be eligible to receive a cash bonus, as determined by the Board, based on the
Company’s 2020 pre bonus Earnings Before Interest, Taxes,

Depreciation and Amortization.
Under the Plan, the target bonus opportunity for executives is 50% of their annual base salary at the end of the fiscal year. Bonuses under the Plan, if any,

will be payable in cash after the end of
the 2020 fiscal year.
The foregoing description of the Plan is not complete and is qualified in its entirety by reference to the full text of the Plan filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number
Description
10.1
2020 Core Molding Technologies, Inc. Salaried Employee Bonus Plan

SIGNATURE

Pursuant to the

requirements of the

Securities Exchange Act

of 1934, the

registrant has duly

caused
this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE MOLDING TECHNOLOGIES, INC.

By:

/s/ John P.

Zimmer

Name: John P.

Zimmer

Title: Executive Vice

President, Treasurer,
Secretary and Chief Financial Officer

Date:

December 9, 2020